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                                                                    Exhibit 23.1


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: Sub Surface Waste Management of Delaware, Inc.


As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 (Post Effective Amendment No 1), of our report, dated December 24, 2004 relating to the consolidated financial statements of Sub Surface Waste Management of Delaware Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.



                              /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                              Russell Bedford Stefanou Mirchandani LLP


New York, New York
October 10, 2005